                                                                    EXHIBIT 10.3

                      EMPLOYMENT AND CONSULTING AGREEMENT
                      -----------------------------------

          AGREEMENT by and between CSX CORPORATION, a Virginia corporation (the "Company"), and John W. Snow (the "Executive"), dated as of the eleventh day of July, 2001 (this "Agreement").

          The Board of Directors of the Company (the "Board"), has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive, both before and after his retirement from active employment, and the Executive is willing to commit to render services to the Company, all on the terms and conditions set forth below in this Agreement.

          NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

          1.    Periods of this Agreement. This Agreement provides for the
                -------------------------
continued relationship of the Company and the Executive for three successive periods and thereafter. These three periods are: (a) the Employment Period, which shall extend from the date hereof until such time, not later than the conclusion of the 2004 Annual Meeting, as the Board shall determine; (b) the Chairmanship Period, which shall extend from the end of the Employment Period through the conclusion of the 2004 Annual Meeting (unless those events occur at the same time, in which event there shall be no Chairmanship Period); and (c) the Consulting Period, which shall extend from the conclusion of the 2004 Annual Meeting through the conclusion of the 2006 Annual Meeting. The Employment Period, the Chairmanship Period, if any, and the Consulting Period are sometimes referred to collectively as the "Term of this Agreement." It is anticipated that the Employment Period will end at the time of the 2003 Annual Meeting, but the Board may determine, in its sole discretion, that the Employment Period should end before that time, or at any time thereafter (but not later than the conclusion of the 2004 Annual Meeting). For all purposes of this Agreement, unless and until the Board notifies the Executive otherwise, it shall be assumed that the Employment Period will end at the conclusion of the 2003 Annual Meeting.

          2.    Duties and Positions. (a) Employment Period. (i) During the
                --------------------      -----------------
Employment Period, the Executive shall serve as the Chairman of the Board and the Chief Executive Officer of the Company, with the duties and responsibilities normally associated with those positions. At the end of the Employment Period, the Executive shall resign his position as Chief Executive Officer of the Company, and any other officer or director position with any Affiliated Company, and shall retire from employment with the Company and the Affiliated Companies. If the Employment Period ends before the conclusion of the 2004 Annual Meeting, the Executive shall remain as a member of the Board and Chairman of the Board through the conclusion of the 2004 Annual Meeting, as more fully set forth in
Section 2(b).

          (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period, it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic, or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements, or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

          (b)  Chairmanship Period. During the Chairmanship Period, if any, the
               -------------------
Executive shall serve as non-executive Chairman of the Board, with the duties and responsibilities normally associated with that position.

          (c)  Consulting Period. At the conclusion of the 2004 Annual Meeting,
               -----------------
the Executive shall resign from the Board and shall cease to serve as Chairman of the Board. Thereafter, during the Consulting Period, the Executive shall serve as a consultant to the Company as and when requested by the Successor CEO or the Board, providing assistance to the Successor CEO in the areas of government initiatives, investor events and client events and services to the Company in connection with industry initiatives and consolidation. The Executive shall provide such services for up to 60 days during the first year of the Consulting Period and for up to 30 days during the second year of the Consulting Period. The Executive's services during the Consulting Period shall be provided at mutually convenient times and places, taking into account the Company's needs and the Executive's other professional and personal commitments.

          3.   Compensation and Benefits. (a) Base Salary and Retainers. During
               -------------------------      -------------------------
the Employment Period, the Executive shall receive a base salary (the "Base Salary"), payable in accordance with the Company's normal payroll practices for senior executives, at an annual rate of not less than $1,250,000. Any increase in the Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. During the Chairmanship Period, if any, the Executive shall receive a cash retainer at an annual rate equal to the annual rate of Base Salary in effect immediately before the end of the Employment Period, which shall be in lieu of any other compensation to which he may be entitled as a non-employee member of the Board. The Executive shall receive a cash retainer at an annual rate of $500,000 during the first year of the Consulting Period and $250,000 during the second year of the Consulting Period. Such retainers shall be paid monthly in arrears during the Chairmanship Period, if any, and the Consulting Period.

          (b)  Annual Bonus. In addition to the Base Salary, the Executive shall
               ------------
have the opportunity to earn, for fiscal year 2001 and each subsequent fiscal year (if any) that begins during the Employment Period, an annual bonus under the Company's Senior Executive Incentive Plan or any successor thereto, with a target amount equal to 120% of the annualized amount of his Base Salary; provided, that the Annual Bonus for the fiscal year in which the end of the Employment Period occurs shall equal the Annual Bonus that he otherwise would have received, times a fraction, the numerator of which is the number of days in such fiscal through and including the last day of the Employment Period, and the denominator of which is the total number of days in such fiscal year. Any annual bonuses so earned (each, an "Annual Bonus") shall be paid to the Executive at the same times as the Company's senior executives receive their bonuses under such plan, notwithstanding his retirement at the end of the Employment Period.

          (c)  Long-Term Incentive Compensation. On or as soon as practicable
               --------------------------------
after the date hereof, the Company shall grant to the Executive options to acquire 800,000 shares of common stock of the Company (the "Options") and 200,000 shares of restricted stock of the Company (the "Restricted Stock").

          (d)  Split-Dollar Arrangement. On or as soon as practicable after the
               ------------------------
date hereof, the Company and the Executive shall enter into a split-dollar life insurance arrangement (the "Split-Dollar Arrangement") under which the Executive shall be insured by a policy having a face value of $25 million, with the Company being obligated to pay all premiums required to cause such policy to be fully paid-up within seven years.

          (e)  Other Benefits. During the Employment Period: (i) the Executive
               --------------
shall be entitled to participate in all savings and retirement plans, practices, policies and programs of the Company to the same extent as the Company's senior executives; (ii) the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in, and shall receive all benefits under, all welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life insurance, group life insurance, accidental death and travel accident insurance plans and programs) to the same extent as the Company's senior executives; and (iii) the Executive shall be entitled to fringe benefits to the same extent and on the same basis as the Company's senior executives. It is expressly acknowledged and agreed that the Executive shall not be entitled to any additional grants of stock options or other long-term incentive compensation awards except as specifically provided above. From and after the end of the Employment Period, the Executive shall be entitled to receive retiree medical, dental, and term life insurance coverage, and any other retirement benefits to which he may be entitled under the plans, practices, policies and programs provided by the Company. In addition, during the Chairmanship Period, if any, and the Consulting Period, the Executive shall continue to be covered by the Company's business travel accident insurance program, as if he were an active employee, on the same terms and conditions as the Company's senior executives.

          (f)  Business Expenses. Throughout the Term of this Agreement, the
               -----------------
Executive shall be entitled to receive prompt reimbursement from the Company for all reasonable expenses that he incurs in the course of carrying out his duties under this Agreement, in accordance with the Company's policies as in effect from time to time.

          (g)  Offices. During the Employment Period and the Chairmanship
               -------
Period, if any, the Company shall provide the Executive with an office, a secretary, and other support and services, at a location of his choosing within the continental United States, as he deems appropriate. During the Consulting Period and thereafter, the Company shall provide the Executive with a personal office and secretarial support at a location of his choosing within the continental United States.

          (h)  Vacation. During the Employment Period, the Executive shall be
               --------
entitled to not less than five weeks of vacation annually.

          (i)  Perquisites. The Executive shall be entitled to continued
               -----------
perquisites as set forth in this Section 3(i). The following perquisites shall be available to the Executive, in a form comparable to that provided as of the date of this Agreement, for the remainder of his lifetime: country clubs; Greenbrier; executive physicals; financial and estate planning services; tax return preparation; and home security. Further, during the Term of this Agreement, the Executive shall continue to participate in the Company's executive car allowance and charitable gift programs. Finally, the Executive shall be entitled (i) to unlimited use of Company aircraft or other comparable flight services during the Employment Period and the Chairmanship Period, if any, and (ii) thereafter, to reasonable and occasional use of Company aircraft or other comparable flight services for the remainder of his lifetime; provided,
                                                                       --------
however, that the Executive shall be permitted such use for at least 50 hours
-------
per year during the Consulting Period and thereafter; and provided, further,
                                                          --------  -------
that during the Consulting Period only, the Company shall make cash payments to the Executive sufficient to make him whole, on an after-tax basis, for any income tax imposed on him as a result of such usage.

          4.   Termination of Services. (a) Effect of Early Termination.
               -----------------------      ---------------------------
Notwithstanding the foregoing provisions of this Agreement, the Executive's service under this Agreement may terminate early under the provisions of this
Section 4 (an "Early Termination"), in which event the Company and the Executive shall have no further obligations under Sections 1, 2 and 3.

          (b)  Death or Disability. An Early Termination shall occur upon the
               -------------------
Executive's death during the Term of this Agreement. If the Company determines in good faith that the Disability of the Executive has occurred during the Term of this Agreement (pursuant to the definition of Disability set forth below), it may give to the Executive written notice of its intention to terminate the Executive's services under this Agreement. In such event, an Early Termination shall occur effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days
                                             --------
after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

          (c)  By the Company. An Early Termination shall occur if the Company
               --------------
terminates the Executive's services during the Term of this Agreement for Cause or without Cause. For purposes of this Agreement, "Cause" shall mean:

               (i) the willful and continued failure of the Executive to perform substantially the Executive's duties hereunder (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board or the Successor CEO (if applicable) which specifically identifies the manner in which the Board or Successor CEO (if applicable) believes that the Executive has not substantially performed the Executive's duties, or

               (ii) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Successor CEO (if applicable) or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of the Executive's services shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board (other than the Executive) at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i) or (ii) of this Section 4(c), and specifying the particulars thereof in detail.

          (d)  By the Executive. An Early Termination shall occur if the
               ----------------
Executive terminates his employment during the Employment Period for Good Reason or without Good Reason. For purposes of this Section 4(d), any good faith determination of Good Reason made by the Executive shall be conclusive. For purposes of this Agreement, "Good Reason" shall mean:

               (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2(a) of this Agreement, or any other diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

               (ii) any failure by the Company to comply with any of the provisions of Section 3 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

               (iii) resignation of the Executive upon a determination by the Board of Directors, in its sole discretion, that the best interests of the shareholders are served by the executive's resignation at such time, to allow appropriate Company succession or so that the executive may fulfill an appointment to public office or a similar quasi-governmental role benefiting the Company and its mission;

               (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

               (v)     any failure by the Company to comply with and satisfy
          Section 12(c) of this Agreement.

          (e)  Notice of Termination. Any Early Termination by the Company for
               ---------------------
Cause, or by the Executive for Good Reason or Constructive Termination, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 13(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for the Early Termination under the provision so indicated, and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the Date of Termination (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason, Cause or Constructive Termination shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

          (f)  Date of Termination. "Date of Termination" means the date on
               -------------------
which an Early Termination is effective, which shall be as follows: (i) if the Early Termination is by the Company for Cause, or by the Executive for Good Reason or Constructive Termination, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Early Termination is by the Company other than for Cause or Disability, the date on which the Company notifies the Executive of such termination and (iii) if the Early Termination occurs by reason of the Executive's death or Disability, the date of death or the Disability Effective Date, as the case may be.

          5.   Obligations of the Company upon Termination.
               -------------------------------------------

          (a)  During the Employment Period; Good Reason or Constructive
               ---------------------------------------------------------
Termination; Other Than for Cause, Death or Disability. If an Early Termination
------------------------------------------------------
occurs during the Employment Period, either by action of the Company other than for Cause or Disability or by action of the Executive for Good Reason, then the Company shall provide the following payments and benefits:

               (i) The Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                    A. the sum of (1) any Base Salary through the Date of Termination, to the extent not theretofore paid, (2) the amount of any Annual Bonus for any fiscal year ended before the Date of Termination that has been earned but not yet paid, and (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses

               (1), (2), and (3) shall be hereinafter referred to as the "Accrued Obligations); and

                    B. the sum of (1) the aggregate amount of the Base Salary payable to the Executive for the portion of the Employment Period (as in effect immediately before the Date of Termination) that follows the Date of Termination, to the extent not theretofore paid, (2) the amount of the Annual Bonuses, if any, that the Executive would have been entitled to receive for periods ending after the Date of Termination under Section 3(b), assuming that any such Annual Bonuses were all earned at the target level of 120% of Base Salary and assuming that the Employment Period would have ended at the conclusion of the 2003 Annual Meeting or such later date, if any, as the Board had established pursuant to the penultimate sentence of Section 1, (3) the cash retainer that would have been payable to the Executive for the actual scheduled period of the Chairmanship Period, if any, and (4) the cash retainer that would have been payable to the Executive during the Consulting Period; and

                    C. an amount equal to the excess of (1) the actuarial equivalent of the benefit under the Company's qualified defined benefit retirement plan (the "Retirement Plan") (utilizing actuarial assumptions no less favorable to the Executive than those in effect under the Company's Retirement Plan immediately prior to the Date of Termination), and any excess or supplemental retirement plan in which the Executive participates (together, the "SERP") which the Executive would receive if the Executive's employment continued through the end of the Employment Period (as in effect immediately before the Date of Termination), assuming for this purpose that the Executive's compensation had equaled the Base Salary and Annual Bonuses payable during that period under Sections 3(a) and (b) (assuming that such Annual Bonuses were all earned at the target level of 120% of Base Salary), over
               (2) the actuarial equivalent of the Executive's actual benefit (paid or payable), if any, under the Retirement Plan and the SERP as of the Date of Termination;

          provided, that if the Executive shall have previously so elected in
          --------
          accordance with any nonqualified deferred compensation plan of the Company in which the Executive is eligible to participate, some or all of such cash payments may be deferred under such plan.

               (ii) Until the end of the Employment Period, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 3(e)(ii) of this Agreement if the Executive's employment had not been terminated or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other senior executives of the Company and the Affiliated Companies and their families; provided, however, that if the Executive becomes reemployed
                    --------  -------
          with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility; and provided, further, that the period during which the
                           --------  -------
          Executive and his family are eligible for health continuation coverage under Section 4980B of the Code by reason of the Executive's termination of employment shall be determined in accordance with the same principles as are applicable under the Company's general severance plan or policy. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until the end of the Employment Period (as in effect immediately before the Date of Termination) and to have retired on the last day of the Employment Period.

               (iii) The Company shall provide the Executive with the office and secretarial support provided for in Section 3(g) and the perquisites provided for in Section 3(i), in each case as if the Consulting Period had begun on the Date of Termination and ended at the conclusion of the 2006 Annual Meeting.

               (iv) To the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and the Affiliated Companies, including without limitation under the agreements governing the Options, the Restricted Stock and the Split-dollar Arrangement (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

          (b)  Death. If an Early Termination occurs by reason of the
               -----
Executive's death during the Term of this Agreement, the Company shall pay the Accrued Obligations to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination, and shall timely pay or provide the Other Benefits.

          (c)  Disability. If an Early Termination occurs by reason of the
               ----------
Executive's Disability during the Term of this Agreement, the Company shall pay the Accrued Obligations to the Executive in a lump sum in cash within 30 days of the Date of Termination, and shall timely pay or provide the Other Benefits.

          (d)  Cause; Other than for Good Reason or Constructive Termination. If
               -------------------------------------------------------------
an Early Termination occurs by action of the Company for Cause during the Term of this Agreement, or by action of the Executive during the Term of this Agreement, excluding a termination for Good Reason or Constructive Termination during the Employment Period, the Company shall pay the Accrued Obligations to the Executive in a lump sum in cash within 30 days on the Date of Termination, and shall timely pay or provide the Other Benefits.

          (e)  During Chairmanship Period or Consulting Period.  If, during the
               -----------------------------------------------
Chairmanship Period (if any) or the Consulting Period, an Early Termination occurs by action of the Company without Cause, then the Company shall (i) pay the Executive the cash retainers that would have been payable to the Executive for the remainder of the Chairmanship Period, if any, and the Consulting Period, to the extent not theretofore paid, in a single lump sum cash payment, and (ii) shall provide the Executive with the office and secretarial support provided for in Section 3(g) and the perquisites provided for in Section 3(i), in each case referred to in this clause (ii) as if the remainder of the Chairmanship Period (if any) had been included in the Consulting Period.

          (f)  Change of Control Provisions. The provisions of this Section 5(f)
               ----------------------------
shall govern, notwithstanding anything else to the contrary contained in this Agreement.

               (i) In the case of a Change of Control that is a Regulated Business Combination, then for all purposes of this Agreement, during that portion of the Change of Control Period, if any, prior to Final Regulatory Action: (A) the Executive may not exercise his rights to terminate his employment for Good Reason, but may only terminate his employment if he is Constructively Terminated by the Company; and (B) except to the extent expressly set forth in the definition of Constructive Termination, the Executive shall have no remedy for any breach by the Company of the provisions of Section 3; provided,
                                                                --------
          however, that any failure of the Company to comply in any material
          ------
          respect with the provisions of Section 3 shall create a rebuttable presumption that a Constructive Termination has occurred. In the case of an Early Termination by action of the Executive for Constructive Termination, the Executive shall be entitled to the payments and benefits provided for in the case of a termination by the Executive for Good Reason under Section 5(a) as modified by clause (iii) of this
          Section 5(f).

               (ii) An Early Termination by action of the Executive for any reason during any Change of Control Period shall be deemed to be for Good Reason for all purposes of this Agreement if such Early Termination occurs (A) in the case of a Change of Control that is a Business Combination but not a Regulated Business Combination, during the 30-day period beginning on the 180th day following the day on which the Business Combination is consummated, (B) in the case of any other Change of Control that is not a Regulated Business Combination, during the 30-day period beginning on the 180th day following the date of the Change of Control, and (C) in the case of a Change of Control that is a Regulated Business Combination consummated pursuant to Final Regulatory Action, during the 30-day period immediately following the first anniversary of the Final Regulatory Action (it being understood that the Executive will have no rights under this paragraph in the case of a Change of Control that is a Regulated Business Combination denied by the Agency).

               (iii) If, during any Change of Control Period, an Early Termination occurs by action of the Company other than for Cause or Disability or by action of the Executive for Good Reason or Constructive Termination, then the

          Executive may choose to receive, in lieu of the amounts described in
          Section 5(a)(i), the Change of Control Accrued Obligations and the Change of Control Cash Severance and the Change of Control Retirement Benefit.

               (iv) If, during any Change of Control Period, an Early Termination occurs by reason of the Executive's death or Disability, then the Accrued Obligations and Other Benefits required to be provided under Section 5(b) or 5(c), as applicable, shall be the Change of Control Accrued Obligations and the Change of Control Other Benefits, respectively.

          6.   Non-exclusivity of Rights.  Nothing in this Agreement shall
               -------------------------
prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of the Affiliated Companies for which the Executive may qualify, nor, subject to Section 14, shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of the Affiliated Companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of the Affiliated Companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

          7.   Full Settlement.  The Company's obligation to make the payments
               ---------------
provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest regardless of the outcome thereof by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment, at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code"); provided, that the Executive shall repay to the Company all such amounts paid by the Company, and shall not be entitled to any further payments hereunder, in connection with a contest originated by the Executive if the trier of fact in such contest determines that the Executive's claim was not brought in good faith or was frivolous.

          8.   Confidential Information; No-Raid; Noncompetition; Inventions.
               -------------------------------------------------------------
(a) The Executive shall hold in a fiduciary capacity, for the benefit of the Company and the Affiliated Companies, all secret or confidential information, knowledge or data relating to the Company or any Affiliated Company and their respective businesses (including, without limitation, any proprietary and not publicly available information concerning any processes, methods, trade secrets, research, secret data, costs or names of users or purchasers of their respective products or services, business methods, operating procedures or programs or methods of promotion and sale) that the Executive obtains during the Executive's employment by the Company or any Affiliated Company and/or his service as a consultant hereunder, and that is not public knowledge (other than as a result of the Executive's violation of this Section 8(a)) ("Confidential Information"). For the purposes of this Section 8(a), information shall not be deemed to be publicly available merely because it is embraced by general disclosures or because individual features or combinations thereof are publicly available. The Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after the Executive's employment with the Company or any Affiliated Company, except with the prior written consent of the Company, or such Affiliated Company, as applicable, or as otherwise required by law or legal process. All records, files, memoranda, reports, customer lists, drawings, plans, documents and the like that the Executive uses, prepares or comes into contact with during the course of the Executive's employment shall remain the sole property of the Company and/or one or more Affiliated Company, as applicable, and shall be turned over to the Company or such Affiliated Company, as applicable, upon termination of the Executive's employment. The Executive also agrees that until the 2007 Annual Meeting, he will advise any prospective employer or client that meets any of the following criteria of the confidentiality restrictions set forth in this Agreement and state in writing to such prospective employer or client that his employment or provision of services will not violate these provisions, and will deliver a copy of such statement to the Company. Such a statement shall be required for any prospective employer or client that is (i) engaged in the railroad or intermodal transportation business; (ii) a customer representing more than 1% of the revenues of either CSX Transportation, Inc. or CSX Intermodal, Inc.; or (iii) affiliated with the Norfolk Southern Corporation.

          (b) The Executive agrees that he will not, at any time hereafter, without the prior written consent of the Company or the applicable Affiliated Company, as applicable, directly or indirectly employ, or solicit the employment of (whether as an employee, officer, director, agent, consultant or independent contractor), any person who was or is at any time during the previous twelve months an employee, representative, officer or director of the Company or any Affiliated Company (except for such employment by the Company or any Affiliated Company); provided, however, that a public advertisement not specifically
          --------
targeted at the employees of the Company shall not be deemed to be a solicitation for purposes of this provision.

          (c) The Executive shall not at any time hereafter, without the prior written consent of the Successor CEO, engage in or become associated with a Competitive Activity. Notwithstanding the foregoing, the Executive may make and retain investments in less than 0.5% of the equity of any entity engaged in a Competitive Activity, if such equity is listed on a national securities exchange or regularly traded in an over-the-counter market.

          (d) All plans, discoveries and improvements, whether patentable or unpatentable, made or devised by the Executive, whether alone or jointly with others, from the date of the Executive's initial employment by the Company and continuing until the end of the Consulting Period (or, if there is no Consulting Period, until the termination of the Executive's employment with the Company and the Affiliated Companies), relating or pertaining in any way to the Executive's employment with or the business of the Company or any Affiliated Company, shall be promptly disclosed in writing to the Chief Executive Officer and are hereby transferred to and shall redound to the benefit of the Company, and shall become and remain its sole and exclusive property. The Executive agrees to execute any assignments to the Company or its nominee, of the Executive's entire right, title and interest in and to any such discoveries and improvements and to execute any other instruments and documents requisite or desirable in applying for and obtaining patents or copyrights, at the expense of the Company, with respect thereto in the United States and in all foreign countries, that may be required by the Company. The Executive further agrees, during and after the Employment Period, to cooperate to the extent and in the manner required by the Company, in the prosecution or defense of any patent or copyright claims or any litigation, or other proceeding involving any trade secrets, processes, discoveries or improvements covered by this Agreement, but all necessary expenses thereof shall be paid by the Company.

          (e) The Executive acknowledges and agrees that: (i) the purpose of the foregoing covenants, including without limitation the noncompetition covenant of Section 8(c), is to protect the goodwill, trade secrets and other Confidential Information of the Company; (ii) because of the nature of the business in which the Company and the Affiliated Companies are engaged and because of the nature of the Confidential Information to which the Executive has access, it would be impractical and excessively difficult to determine the actual damages of the Company and any Affiliated Company in the event the Executive breached any of the covenants of this Section 8; and (iii) remedies at law (such as monetary damages) for any breach of the Executive's obligations under this Section 8 would be inadequate. The Executive therefore agrees and consents that if he commits any breach of a covenant under this Section 8 or threatens to commit any such breach, the Company shall have the right (in addition to, and not in lieu of, any other right or remedy that may be available to it) to temporary and permanent injunctive relief from a court of competent jurisdiction, without posting any bond or other security and without the necessity of proof of actual damage. With respect to any provision of this
Section 8 finally determined by a court of competent jurisdiction to be unenforceable, the Executive and the Company hereby agree that such court shall have jurisdiction to reform this Agreement or any provision hereof so that it is enforceable to the maximum extent permitted by law, and the parties agree to abide by such court's determination. If any of the covenants of this Section 8 are determined to be wholly or partially unenforceable in any jurisdiction, such determination shall not be a bar to or in any way diminish the Company's right to enforce any such covenant in any other jurisdiction.

          9.   Certain Additional Payments by the Company. (a) Anything in this
               ------------------------------------------
Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section
9) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this Section 9(a), if it shall be determined that the Executive is entitled to a Gross-Up Payment, but that the Executive, after taking into account the Payments and the Gross-Up Payment, would not receive a net after-tax benefit of at least $50,000 (taking into account both income taxes and any Excise Tax) as compared to the net after-tax proceeds to the Executive resulting from an elimination of the Gross-Up Payment and a reduction of the Payments, in the aggregate, to an amount (the "Reduced Amount") such that the receipt of Payments would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to the Executive and the Payments, in the aggregate, shall be reduced to the Reduced Amount.

          (b) Subject to the provisions of Section 9(c), all determinations required to be made under this Section 9, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Ernst & Young or such other certified public accounting firm as may be designated by the Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 9, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 9(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

          (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

               (i) give the Company any information reasonably requested by the Company relating to such claim,

               (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

               (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

               (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and
--------  -------
expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 9(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay
           --------  -------
such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 9(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 9(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 9(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

          10.  Definitions.  (a)  Accounting Firm:  defined in Section 9(b).
               -----------        ---------------

          (b)  Accrued Obligations:  defined in Section 5(a)(i)(A).
               -------------------

          (c)  Affiliated Company: any company controlled by, controlling or
               ------------------
under common control with the Company.

          (d)  Agency: the Surface Transportation Board or any successor agency
               ------
or regulatory body having jurisdiction over Business Combinations involving the Company.

          (e)  Agreement:  defined in the first paragraph of the preamble.
               ---------

          (f)  Annual Bonus:  defined in Section 3(b).
               ------------

          (g)  Annual Meeting: the annual meeting of the shareholders of the
               --------------
Company that occurs during the specified calendar year (for example, the "2004 Annual Meeting" means the annual meeting of the shareholders of the Company that occurs during calendar year 2004).

          (h)  Base Salary:  defined in Section 3(a).
               -----------

          (i)  Board:  defined in the second paragraph of the preamble.
               -----

          (j)  Business Combination: a reorganization, merger or consolidation
               --------------------
or sale or other disposition of all or substantially all of the assets of the Company or its principal subsidiary.

          (k)  Cause:  defined in Section 4(c).
               -----

          (l)  Chairmanship Period:  defined in Section 1.
               -------------------

          (m)  Change of Control.  Any of the following events:
               -----------------

               (i)  Stock Acquisition.  The acquisition by any Person of
                    -----------------
beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the Outstanding Company Common Stock or (B) the Outstanding Company Voting Securities; provided, however, that for
                                                  --------  -------
purposes of this definition, the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this definition; or

               (ii)    Board Composition. Individuals who, as of the date
                       -----------------
          hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

               (iii)   Business Combination. Approval by the shareholders of the
                       --------------------
          Company of a Business Combination that is not subject, as a matter of law or contract, to approval by the Agency, in each case, unless,
                                                                    ------
          following such Business Combination:

                       A. all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or its principal subsidiary or all or substantially all of the assets of the Company or its principal subsidiary either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

                       B. no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and

                       C. at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

               (iv)    Regulated Business Combination.  Consummation of a
                       ------------------------------
          Regulated Business Combination; or

               (v)     Liquidation or Dissolution.  Approval by the shareholders
                       --------------------------
          of the Company of a complete liquidation or dissolution of the Company or its principal subsidiary.

If any Change of Control is a Regulated Business Combination, but its implementation involves another Change of Control that is not a Regulated Business Combination, such Change of Control shall not be deemed to be a Regulated Business Combination, the provisions governing a Regulated Business Combination shall not apply, and the provisions governing such other Change in Control shall apply.

          (n)  Change of Control Accrued Obligations: the sum of (i) the
               -------------------------------------
Executive's Base Salary through the Date of Termination to the extent not theretofore paid, (ii) the product of (1) the Highest Annual Bonus and (2) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365 and
(iii) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid.

          (o)  Change of Control Cash Severance: three times the sum of the
               --------------------------------
Base Salary and the Highest Annual Bonus.

          (p)  Change of Control Other Benefits: the Other Benefits, except
               --------------------------------
that such Other Benefits shall be at least equal to the most favorable benefits provided by the Company and the Affiliated Companies to the estates and beneficiaries of peer executives of the Company and the Affiliated Companies under such plans, programs, practices and policies relating to death or disability benefits, as applicable, if any, as in effect with respect to other peer executives and their beneficiaries at any time during the 120-day period immediately preceding the date of the Change of Control or, if more favorable to the Executive, the Executive's estate and/or the Executive's beneficiaries, as in effect on the date of the Executive's death or Disability, as applicable with respect to other peer executives of the Company and the Affiliated Companies and their beneficiaries.

          (q)  Change of Control Period: The portion, if any, of the Employment
               ------------------------
Period that begins on the date of a Change of Control and ends on or before the third anniversary thereof; provided, that if a Change of Control occurs, and during the Employment Period (but before the Change of Control), the Executive's employment with the Company is terminated by the Company without Cause or the Executive ceases to be an officer of the Company, and if it is reasonably demonstrated by the Executive that such termination of employment or cessation of status as an officer (i) was at the request of a third party who has taken steps reasonably calculated to effect such Change of Control or (ii) otherwise arose in connection with or anticipation of such Change of Control, then, in each such case, the Change of Control Period shall begin on the date immediately prior to the date of such termination of employment or cessation of status as an officer.

          (r)  Change of Control Retirement Benefit:  An amount equal to the
               ------------------------------------
excess of (i) the actuarial equivalent of the benefit under the Retirement Plan (utilizing actuarial assumptions no less favorable to the Executive than those in effect under the Company's Retirement Plan immediately prior to the beginning of the Change of Control Period), and the SERP which the Executive would receive if the Executive's employment continued for three years after the Date of Termination assuming for this purpose that all accrued benefits are fully vested, and, assuming that the Executive's compensation in each of the three years was that required by Section 3(a) and Section 3(b), over (ii) the actuarial equivalent of the Executive's actual benefit (paid or payable), if any, under the Retirement Plan and the SERP as of the Date of Termination.

          (s)  Code: defined in Section 7.
               ----

          (t)  Constructively Terminated and Constructive Termination: For
               -------------------------     ------------------------
purposes of this Agreement, a "Constructive Termination" shall mean:

               (i) substantial diminution of the Executive's duties or responsibilities as contemplated by Section 2(a) of this Agreement, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

               (ii)   a reduction in the Executive's Base Salary;

               (iii) a failure by the Company to comply with Section 3(b) regarding the Annual Bonus;

               (iv) a reduction in the Executive's other benefits or perquisites described in Section 3 unless the Executive's peer executives suffer a comparable reduction;

               (v) the Company's requiring the Executive to be based at any office or location other than as provided in Section 3(g) hereof; or

               (vi) any purported termination by the Company of the Executive's employment otherwise than for Cause.

          (u)  Company:  defined in the first paragraph of the preamble.
               -------

          (v)  Competitive Activity means any business or other endeavor, in
               --------------------
any county of any state of the United States or a comparable jurisdiction in Canada or any other country, directly or indirectly for a Class I railroad operating in North America, and the Executive shall be considered to have become associated with a Competitive Activity if the Executive becomes directly or indirectly involved as an owner, principal, employee, officer, director, independent contractor, representative, stockholder, financial backer, agent, partner, advisor, lender, or in any other individual or representative capacity with any individual, partnership, corporation or other organization that is engaged in a Competitive Activity.

          (w)   Confidential Information: defined in Section 8.
                ------------------------

          (x)   Consulting Period: defined in Section 1.
                -----------------

          (y)   Date of Termination: defined in Section 4(f).
                -------------------

          (z)   Disability: defined in Section 4(b).
                ----------

          (aa)  Disability Effective Date: defined in Section 4(b).
                -------------------------

          (bb)  Early Termination: defined in Section 4(a).
                -----------------

          (cc)  Employment Period: defined in Section 1.
                -----------------

          (dd)  Excise Tax: defined in Section 9(a).
                ----------

          (ee)  Executive: defined in the first paragraph of the preamble.
                ---------

          (ff)  Final Regulatory Action: the effective date of a final
                -----------------------
decision by the Agency on a proposed Regulated Business Combination

          (gg)  Good Reason:  defined in Section 4(d).
                -----------

          (hh)  Gross-Up Payment:  defined in Section 9(a).
                ----------------

          (ii)  Highest Annual Bonus: the highest of the actual amounts of the
                --------------------
annual bonuses earned by the Executive for each of the last three full fiscal years prior to the beginning of the Change of Control Period or, if higher, 120% of the Base Salary.

          (jj)  Incumbent Board:  defined in Section 10(i)(ii).
                ---------------

          (kk)  Notice of Termination:  defined in Section 4(e).
                ---------------------

          (ll)  Options: defined in Section 3(c).
                -------

          (mm)  Other Benefits: defined in Section 5(a)(iv).
                --------------

          (nn)  Outstanding Company Common Stock: as of any given time, the
                --------------------------------
then-outstanding shares of common stock of the Company.

          (oo)  Outstanding Company Voting Securities: as of any given time,
                -------------------------------------
the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors.

          (pp)  Payment: defined in Section 9(a).
                -------

          (qq)   Person: any individual, entity or group within the meaning of
                 ------
Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended.

          (rr)   Prior Agreements:  defined in Section 14.
                 ----------------

          (ss)   Reduced Amount:  defined in Section 9(a).
                 --------------

          (tt)   Regulated Business Combination: a Business Combination that is
                 ------------------------------
subject, as a matter of law or contract, to approval by the Agency, unless such Business Combination complies with clauses (A), (B) and (C) of subsection (iii) of the definition of Change of Control.

          (uu)   Restricted Stock:  defined in Section 3(c).
                 ----------------

          (vv)   Retirement Plan:  defined in Section 5(a)(i)(C).
                 ---------------

          (ww)   SERP:  defined in Section 5(a)(i)(C).
                 ----

          (xx)   Split-Dollar Arrangement:  defined in Section 3(d).
                 ------------------------

          (yy)   Successor CEO: at any given time after the Executive ceases to
                 -------------
be Chief Executive Officer of the Company, the individual who is then serving in that position.

          (zz)   Term of this Agreement:  defined in Section 1.
                 ----------------------

          (aaa)  Underpayment:  defined in Section 9(a).
                 ------------

          11.    Arbitration. The Company and the Executive agree that all
                 -----------
disputes, controversies and claims arising between them concerning the subject matter of this Agreement, other than Sections 8 and 9 hereof, shall be settled by arbitration in accordance with the rules and procedures of the American Arbitration Association of Virginia in Richmond, Virginia in accordance with the laws of the Commonwealth of Virginia. If the parties to any such dispute, controversy or claim are unable to agree upon an arbitrator or arbitrators, then three arbitrators or two arbitrators and one umpire shall be appointed by the American Arbitration Association of Virginia, as it may determine, in accordance with the rules and practices, then obtaining, of such association. If the parties to any such dispute, controversy or claim shall agree upon two arbitrators, but such parties or such arbitrators shall be unable to agree upon a third arbitrator or upon an umpire, then such third arbitrator or umpire shall be appointed as aforesaid by the said American Arbitration Association. Any arbitration pursuant to this Section 11 shall be final and binding on the parties, and judgment upon the award rendered in any such arbitration may be entered in any court, state or federal, having jurisdiction. The parties expressly acknowledge that they are waiving their rights to seek remedies in court, including without limitation the right (if any) to a jury trial.

          12.    Successors. (a) This Agreement is personal to the Executive and
                 ----------
without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          13.    Miscellaneous. (a) This Agreement shall be governed by and
                 -------------
construed in accordance with the laws of the Commonwealth of Virginia, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive:
          -------------------

          John W. Snow



          If to the Company:
          -----------------

          CSX Corporation
          One James Center
          Richmond, Virginia 23219

          Attention: General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason or Constructive Termination pursuant to Section 5 of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

          14.    Waiver and Release with Respect to Prior Agreements. In
                 ---------------------------------------------------
exchange for the compensation and benefits promised herein, the Executive hereby waives and releases the Company and the Affiliated Companies from any and all claims he ever had or may have arising from or in connection with the Employment Agreement dated as of February 1, 1995, as amended, between the Company and the Executive and in connection with any obligations of the Company upon termination of the Executive's Employment other than those specifically addressing Restricted Shares in Section 5 of the Employment Agreement dated as of June 15, 1999, as amended, between the Company and the Executive (collectively, the "Prior Agreements"), and the Executive acknowledges that this Agreement supersedes and renders null and void in all respects the Prior Agreements.

          15.    Other Agreements Unaffected. Except for the Prior Agreements,
                 ---------------------------
or as otherwise expressly provided herein, this Agreement shall have no effect on any other agreement between the Executive and the Company or any of the Affiliated Companies, and any such agreement (including, without limitation, the Limited Guaranty dated September 22, 2000) is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.

          IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                        /s/ John W. Snow
                                        ------------------------------------
                                                  John W. Snow

                                        CSX CORPORATION


                                        /s/ Mark G. Aron
                                        ------------------------------------
                                        Vice Chairman
                                        October 26, 2001